FINANCIAL STATEMENTS AND

 INDEPENDENT AUDITOR’S REPORT

DAVENPORT HOUSING VII, L.P.

DECEMBER 31, 2012 AND 2011

DAVENPORT HOUSING VII, L.P.

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

Davenport Housing VII, L.P. Davenport, Iowa

We have audited the accompanying balance sheets of Davenport Housing VII, L.P., as of December 31, 2012 and 2011 and the related statements of operations, changes in partners’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012. Davenport Housing VII, L.P.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Davenport Housing VII, L.P. as of December 31, 2012 and 2011 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued a report dated April 24, 2013 on our consideration of Davenport Housing VII, L.P.’s internal control over financial reporting and our tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements and other matters. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

Metairie, Louisiana April 24, 2013

F-1

DAVENPORT HOUSING VII, L.P.

BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS
Current Assets
Cash and Equivalents	$20,024	$28,713
Accounts Receivable - Tenant	1,217	182
Accounts Receivable - Related Party	24,746	24,746
Total Current Assets	45,987	53,641

Restricted Deposits and Funded Reserves
Tax and Insurance Escrow	10,021	-
Security Deposits	4,353	3,564
Total Restricted Cash	14,374	3,564

Property and Equipment
Land	50,000	50,000
Building	6,546,459	6,498,459
Furniture & Fixtures	43,283	43,283
Total Property and Equipment	6,639,742	6,591,742
Less: Accumulated Depreciation	(515,453)	(346,809)
Total Property and Equipment, Net	6,124,289	6,244,933

Other Assets
Organizational Costs, Net	61,413	66,566

Total Assets	$6,246,063	$6,368,704

See accountant’s report and notes to financial statements.

F-2

DAVENPORT HOUSING VII, L.P.

BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

	2012	2011
LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities
Accounts Payable	$1,675	$11,162
Accrued Real Estate Taxes	14,747	3,034
Management Fee Payable	397	468
Current Portion of Long Term Debt	9,386	8,862
Total Current Liabilities	26,205	23,526

Deposits & Prepayment Liabilities
Tenant Security Deposits Payable	4,540	3,787

Long Term Liabilities
Mortgage Notes Payable	548,826	557,688
Less: Current Portion	(9,386)	(8,862)
Asset Management Fee Payable	10,459	7,727
Due to Related Party	744,516	744,516
Total Long Term Liabilities	1,294,415	1,301,069

Total Liabilities	1,325,160	1,328,382

Partners’ Equity
Partners’ Equity	4,920,903	5,040,322

Total Liabilities and Partners’ Equity	$6,246,063	$6,368,704

See accountant’s report and notes to financial statements.

F-3

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
Revenue
Rent Revenue	$113,903	$110,179
Other Revenue	5,903	10,181
NSF, Late Fees & Other Revenue	283	349
Interest Income	77	30
Total Revenue	120,166	120,739

Expenses
Administrative	15,336	20,555
Utilities	25,407	23,315
Operating and Maintenance	26,596	32,404
Taxes and Insurance	27,635	14,571
Interest	16,081	107,412
Depreciation and Amortization	173,798	173,798
Total Expenses	284,853	372,055

Net Loss from Operations	(164,687)	(251,316)

Other Income and (Expenses)
Asset Management Fees	(2,732)	(2,652)

Net Income (Loss)	$(167,419)	$(253,968)

See accountant’s report and notes to financial statements.

F-4

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF CHANGES IN PARTNERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	General Partner	Limited Partners	Total Partners’ Equity
Balance - January 1, 2011	$351,022	$2,102,618	$2,453,640
Contributions by Members	840,650	2,000,000	2,840,650
Net Income (Loss)	(12)	(253,956)	(253,968)
Balance - December 31, 2011	$1,191,660	$3,848,662	$5,040,322
Contributions by Members	-	48,000	48,000
Net Income (Loss)	(8)	(167,411)	(167,419)
Balance - December 31, 2012	$1,191,652	$3,729,251	$4,920,903

See accountant’s report and notes to financial statements.

F-5

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
Cash flows from operating activities:
Net Income	$(167,419)	$(253,968)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	173,798	173,798
(Increase) decrease in accounts receivable	(1,035)	(34)
(Increase) decrease in prepaid expenses	-	1,593
Increase (decrease) in accounts payable	(9,487)	8,631
Increase (decrease) in management fee payable	(71)	52
Increase (decrease) in accrued expenses	11,713	(100,049)
Increase (decrease) in security deposits payable	753	800
Total adjustments	175,671	84,791
Net cash provided (used) by operating activities	8,252	(169,177)

Cash flows from investing activities:
(Deposit) withdrawal security deposits	(790)	(855)
(Deposit) withdrawal tax/ins escrows	(10,021)	-
Net cash provided (used) by investing activities	(10,811)	(855)

Cash flows from financing activities:
Increase in basis of building	(48,000)	-
Net proceeds (repayment) construction note	-	(2,650,000)
Net proceeds (repayment) mortgage notes	(8,862)	(8,369)
Net proceeds (repayment) related party debt	2,732	2,652
Equity contributions	48,000	2,840,650
Net cash provided (used) by financing activities	(6,130)	184,933

Net increase (decrease) in cash and equivalents	(8,689)	14,901
Cash and equivalents, beginning of year	28,713	13,812

Cash and equivalents, end of year	$20,024	$28,713

Supplemental disclosures of cash flow information: Cash paid during the year for:
Interest Expense	$16,081	$241,854

See accountant’s report and notes to financial statements.

F-6

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE A - ORGANIZATION

Davenport Housing VII, L.P. (the Partnership) was formed October 17, 2005, as a limited partnership under the laws of the State of Iowa and shall continue until December 31, 2500 or until certain events as defined in the partnership agreement occur. The partnership was formed for the purpose of owning and operating a 20-unit apartment complex in Davenport, Iowa for residents with low or moderate income. Rehabilitation of the historic project was substantially completed and operations began in December 2009. Substantially all of the Partnership’s income is expected to be derived from the rental of its apartment units. All units within this project are expected to be subject to the contract restrictions regarding rental charges and other operating policies under the Low Income Housing Tax Credit Program.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Basis of Accounting

The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of statements of cash flows, cash and cash equivalents represent unrestricted cash and certificates of deposit with original maturities of 90 days or less. The carrying amount approximates fair value because of the short period to maturity of the instruments.

Cash and Other Deposits

The Partnership maintains its cash in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). Deposit accounts, at times, may exceed federally insured limits. Interest bearing deposits are insured by the FDIC up to $250,000 per bank, while non-interest bearing deposits are fully insured. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Tenant Receivables

Tenant receivables are recorded at the amount the Partnership expects to collect on balances outstanding at December 31, 2012 and 2011. Management closely monitors outstanding balances and writes off, as of year-end, all balances that are not collectible. Tenant accounts receivable are considered collectible in full, and accordingly, an allowance for doubtful accounts has not been provided.

F-7

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalization and Depreciation

Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations. The rental property is depreciated over estimated service lives as follows:

Buildings & Improvements	40 years	Straight-Line
Furnishings & Equipment	7 years	Straight-Line

Impairment of Long-Lived Assets

The Partnership has adopted Accounting Standards Codification 360-10-05-4, Accounting for the Impairment or Disposal of Long-Lived Assets. The Partnership reviews its investment in real estate for impairment whenever events or changes in circumstances indicate that the carrying value of such property may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the real estate to the future net undiscounted cash flow expected to be generated by the rental property including the low income housing tax credits and any estimated proceeds from the eventual disposition of the real estate. If the real estate is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the real estate exceeds the fair value of such property. There were no impairment losses recognized in 2012 or 2011.

Capitalized Interest

Interest costs of $115,689 were capitalized as part of the building costs.

Other Assets

Other assets consist of tax credit fees and interest costs that have been capitalized. Tax credit fees are being amortized over a 15-year life using the straight-line method of amortization.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases. All rental property is rented under leases with terms of one year or less.

F-8

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes on Partnership income are levied on the partners at the partner level. Accordingly, all profits and losses of the Partnership are recognized by each partner on its respective tax return. The Partnership has adopted provisions of FASB Accounting Standards Codification Topic ASC 740-10 (previously Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes), on January 1, 2009. The implementation of this standard had no impact on the financial statements. As of both the date of adoption, and as of December 31, 2012, the unrecognized tax benefit accrual was zero. The Partnership will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense, if incurred. The Partnership’s tax filings are subject to audit by various taxing authorities, and the open audit periods are 2009 through 2011.

Accounting Standards Codification

The Financial Accounting Standards Board (“FASB ASC”) became the sole authoritative source of generally accepted accounting principles in the United States of America for periods ending after September 15, 2009. The FASB ASC incorporates all authoritative literature previously issued by a standard setter. Adoption of the FASB ASC has no effect on the Partnership’s financial position, results from operations, partners’ equity (deficit) or cash flows. References to the authoritative accounting literature in the notes to the financial statements are the FASB ASC references.

NOTE C - USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES

Replacement Reserve

Pursuant to the partnership agreements, the Partnership is required to establish a replacement reserve account. The Partnership is to deposit $300 per unit per year commencing the month after issuance of a certificate of occupancy. The deposits are to increase at a rate of 3 percent every 12 months. The replacement reserve is to be used for working capital needs, improvements, replacements, and other contingencies of the Partnership. Withdrawals from the replacement reserve require the Special Limited Partner’s signature for withdrawals over $750 and over an aggregate total of $4,000 for the year. As of December 31, 2012, the Partnership had not yet established the replacement reserve account.

F-9

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES (CONTINUED)

Real Estate Tax Reserve

Pursuant to the terms of the partnership agreement, the Partnership is required to purchase a Certificate of Deposit in the amount of $25,000 from a banking institution. The funds shall be used to pay the increased real estate taxes upon expiration of the Urban Revitalization tax exemption. The reserve shall require the joint signature of the Special Limited Partner for any withdrawals. As of December 31, 2012, the Partnership had not yet established the real estate tax reserve.

Tax and Insurance Escrow

Pursuant to the partnership agreement, the Partnership is required to maintain a tax and insurance escrow account. The escrow account is to be used to pay next year’s insurance premium payments and real estate taxes. Withdrawals from the tax and insurance escrow shall require the joint signature of the Special Limited Partner. This account was funded during 2012, and at year end, the balance in the tax and insurance escrow amounted to $10,021.

Tenants’ Security Deposits

Tenants’ security deposits are held in a separate bank account in the name of the project. This account was not funded in an amount equal to the security deposit liability at December 31, 2012.

NOTE E - OTHER ASSETS

Other assets at December 31, 2012 and 2011 net of accumulated amortization of $15,889 and $10,736, respectively, consisted of the following amounts:

Amortized intangibles:	2012	2011
Tax Credit Fees, net of accumulated amortization of $15,889 and $10,736	$61,413	$66,566

Amortization expense for the years ended December 31, 2012 and 2011 was $5,153 and $5,153, respectively. Estimated aggregated amortization expense for each of the next five years is:

2013	$5,153
2014	5,153
2015	5,153
2016	5,153
2017	5,153

F-10

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE F - LONG TERM DEBT

Construction Loan

The Partnership financed the construction of the project in part with a variable rate construction loan with Valley Bank in the amount of $2,650,000. The note was secured by a mortgage on property and equipment and unpaid principal and interest was due December 31, 2010. As of December 31, 2010, the entire available balance on the construction note had been withdrawn and the outstanding balance was $2,650,000. The balance was paid in full during 2011 from the receipt of syndication proceeds. As of December 31, 2011, the balance on the construction note was $0.

Permanent Financing

The project is now financed by a mortgage loan payable to Scott County Housing Council in the original amount of $296,064. The 5.75% loan is payable in monthly installments of principal and interest in the amount of $2,079 through the maturity date of January 2026 when a final balloon payment is due. Outstanding balances on the note were $274,826 and $283,688 as of December 31, 2012 and 2011, respectively. Accrued interest totaled $0 on the note as of December 31, 2012 and 2011.

The project is also financed by a mortgage loan payable to the City of Davenport’s Home Investment Partnership (HOME) Program in the original amount of $274,000. The 0% loan is payable in annual installments of interest only in the amount of $6,850 through the maturity date of February 2026 when a final balloon payment is due. Outstanding balances on the note were $274,000 as of December 31, 2012 and 2011. Accrued interest totaled $0 on the note as of December 31, 2012 and 2011.

The apartment project is pledged as collateral for the mortgages. The mortgage loans are nonrecourse debt secured by deeds of trust on the related real estate.

The fair value of the mortgage notes payable are estimated based on the current rates offered to the project for debt of the same remaining maturities. At December 31, 2012, the fair value of the mortgages approximate the amount recorded in the financial statements.

Aggregate maturities of long-term debt for the next five years are as follows:

December 31, 2013	$9,386
2014	9,940
2015	10,527
2016	11,148
2017	11,806
and Thereafter	496,019

Totals	$548,826

F-11

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE G - MANAGEMENT FEES

The Partnership engaged Pioneer Property Management, Inc. as the management company in 2010. Pioneer Property Management, Inc. is not related in any form to any owners, either general or limited partners, of the Partnership.

As of December 31, 2012 and 2011, management fees of $5,645 and $5,508 were paid to Pioneer Property Management, respectively. At December 31, 2012 and 2011, accrued management fees totaled $397 and $468, respectively.

NOTE H - RELATED PARTY TRANSACTIONS

Due from Related Party

As of December 31, 2012 and 2011, the Partnership was owed $24,746 from Davenport Housing V, L.P. for loan interest paid by the Partnership on behalf of the related project in a prior year. The Limited Partner in Davenport Housing V, L.P. is WNC Institutional Tax Credit Fund XIV, L.P., which is a related entity to the Limited Partner.

Due to Related Party

As of December 31, 2012 and 2011, the Partnership owed $744,516 to the Limited Partner for capital advances made to the Partnership during 2009.

Asset Management Fee

Pursuant to the partnership agreement, the Limited Partner is to receive a cumulative asset management fee of $2,500 increasing annually at 3%. Asset management fees earned in 2012 and 2011 totaled $2,732 and $2,652, respectively. As of December 31, 2012 and 2011, cumulative unpaid fees under this agreement owed to the Limited Partner were $10,459 and $7,727, respectively.

Incentive Management Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative incentive management fee in the amount equal to 40% of net operating income for duties outlined in the partnership agreement. No expense was incurred in 2012 and 2011.

F-12

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE H - RELATED PARTY TRANSACTIONS (CONTINUED)

Tax Credit Compliance Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative tax credit compliance fee of 40 percent of net operating income for ensuring compliance by the Partnership with all tax credit rules and regulations. No expense was incurred in 2012 and 2011.

Developer Fee

Developer fees of $180,000 to Signature Development Company have been capitalized as part of the building costs. Signature Development Company is an affiliate of Signature Holding Company, who was the previous administrative General Partner. The developer fees of $180,000 had been paid to Signature Development Company prior to 2009. During 2009, Signature Holding Company was removed as the administrative General Partner and replaced by Shelter Resource Corporation (see Note I). Shelter Resource Corporation assumed all rights and obligations of the General Partner and the developer.

Operating Deficit Loans

Pursuant to the partnership agreement, if at any time between when the first apartment unit is available and three consecutive months of breakeven operations, an operating deficit exists, the General Partner shall fund the operating deficit as to amount through operating deficit loans up to $61,214. All operating loans are to be repayable out of 50% of the available Net Operating Income or Sale or Refinancing Proceeds, as defined in the partnership agreement. There were no Operating Deficit Loans as of December 31, 2012.

NOTE I - PARTNERS’ EQUITY

Partners	Ownership Percentages

General Partner - Shelter Resource Corporation	0.005%

Limited Partner - WNC Housing Tax Credit Fund VI, Series 13, Limited Partnership	99.980%

Class B Limited Partner - Iowa Tax Credit Fund X, Limited Partnership	0.005%

Special Limited Partner - WNC Housing Limited Partnership	0.010%

F-13

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE I - PARTNERS’ EQUITY (CONTINUED)

Pursuant to the partnership agreement, the Limited Partner is to make capital contributions of $2,253,208. During 2011 and 2010, WNC Housing Tax Credit Fund VI, Series 13, Limited Partnership made capital contributions of $2,000,000 and $197,538, respectively. As of December 31, 2012, the Limited Partner had made capital contributions totaling $4,498,746. An amendment to the Partnership Agreement was executed in 2011 with the Limited Partner purchasing the additional federal low income housing tax credits in the amount of $2,268,952 and the federal historic credits for $221,471. This purchase of additional federal low income housing tax credits is included in the 2011 capital contributions amount.

Pursuant to the partnership agreement, Shelter Resource Corporation, the General Partner, is to make capital contributions of $985,000. As of December 31, 2012, Shelter Resource Corporation had made capital contributions totaling $840,650.

Pursuant to the partnership agreement, the Special Limited Partner is to make capital contributions of $226. As of December 31, 2012, the Special Limited Partner had made capital contributions totaling $226.

NOTE J - LOW INCOME HOUSING TAX CREDITS

The following Housing Tax Credits are allocable to the Partnership during the Credit Period:

Year	Housing Tax Credits
2010	$420,809
2011	603,015
2012	603,015
2013	603,015
2014	603,015
2015	603,015
2016	603,015
2017	603,015
2018	603,015
2019	603,015
2020	182,206

TOTAL	$6,030,150

F-14

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE K – CONTINGENCY

The Project’s Low-Income Housing Credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period, could result in recapture of previously taken tax credits plus interest.

NOTE L - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership’s sole asset is the apartment complex. The Partnership’s operations are concentrated in the affordable housing real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the Partnership are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies. Such administrative directives, rules and regulations may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

NOTE M – ADVERTISING

The partnership incurred advertising costs of $100 in 2012 and $0 in 2011. These costs are expensed in the financial statements as incurred.

NOTE N - SUBSEQUENT EVENTS

FASB Accounting Standards Codification Topic 855, Subsequent Events, addresses events which occur after the balance sheet date but before the issuance of financial statements. An entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that existed after the balance sheet date. Additionally, Topic 855 requires disclosure relative to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. Management evaluated the activity of Davenport Housing VII, L.P. through April 24, 2013, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

F-15

ACCOMPANYING INFORMATION

F-16

INDEPENDENT AUDITORS’ REPORT ON INFORMATION ACCOMPANYING THE BASIC FINANCIAL STATEMENTS

To the Partners

Davenport Housing VII, L.P.

We have audited the financial statements of Davenport Housing VII, L.P. as of and for the year ended December 31, 2012 and 2011, and our report thereon dated April 24, 2013, which expressed an unmodified opinion on those financial statements, appears on page 3. Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The accompanying supplemental schedules are presented for purposes of additional analysis and are not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Metairie, Louisiana

April 24, 2013

F-17

DAVENPORT HOUSING VII, L.P.

SUPPLEMENTAL INFORMATION

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

A. SCHEDULES OF EXPENSES: ADMINISTRATIVE, UTILITIES, OPERATING AND MAINTENANCE, TAXES AND INSURANCE

	2012	2011
Administrative:
Management Fees	$5,645	$5,508
Accounting and Auditing	5,500	9,000
Legal Fees	-	1,734
Advertising	100	-
Office Expenses	-	152
Telephone and Internet	2,758	4,012
Wages and Benefits	1,221	109
Miscellaneous Expenses	112	40
Total	$15,336	$20,555

Utilities:
Electricity	$9,385	$9,154
Cable/Satellite	3,560	3,371
Garbage Removal	1,764	55
Water & Sewer	6,926	6,751
Other Utilities	3,772	3,984
Total	$25,407	$23,315

Operating and Maintenance:
Maintenance and Repairs	$2,326	$21,555
Maintenance Salaries	16,474	5,774
Paint and Decorating	305	472
Exterminating	439	369
Snow Removal	1,200	1,000
Landscaping and Lawn Care	-	1,280
Elevator Maintenance	4,872	1,954
Capital Expenditures	980	-
Total	$26,596	$32,404

Taxes and Insurance:
Real Estate Taxes	$21,994	$8,823
Property & Liability Insurance	5,641	5,748
Total	$27,635	$14,571

See accountant’s report and notes to financial statements.

F-18

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITOR’S REPORT

DAVENPORT HOUSING VII, L.P.

DECEMBER 31, 2011 AND 2010

F-19

DAVENPORT HOUSING VII, L.P.

F-20

PAILET, MEUNIER and LeBLANC, L.L.P.

Certified Public Accountants

Management Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

Davenport Housing VII, L.P.

Davenport, Iowa

We have audited the accompanying balance sheet of Davenport Housing VII, L.P., as of December 31, 2011 and 2010 and the related statements of operations, changes in partners’ capital and cash flows for the years then ended. These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Davenport Housing VII, L.P. as of December 31, 2011 and 2010 and the results of its operations, changes in partners’ capital and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Metairie, Louisiana

October 15, 2012

3421 N. Causeway Blvd., Suite 701 • Metairie, LA 70002 • Telephone (504) 837-0770 • Fax (504) 837-7102

201 St. Charles Ave., Suite 2500 • New Orleans, LA 70170 • Telephone (504) 599-5905 • Fax (504) 837-7102

www.pmlcpa.com

Member of

I G A F  P O L A R I S - A Global Association of Independent Firms • PCAOB – Public Company Accounting Oversight Board

AICPA: Center for Public Company Audit Firms (SEC) • Governmental Audit Quality Center • Private Companies Practice Section (PCPS)

F-21

DAVENPORT HOUSING VII, L.P.

BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

	2011	2010
ASSETS

Current Assets
Cash and Equivalents	$28,713	$13,812
Accounts Receivable - Tenant	182	148
Accounts Receivable - Related Party	24,746	24,746
Prepaid Expenses	-	1,593

Total Current Assets	53,641	40,299

Restricted Deposits and Funded Reserves
Security Deposits	3,564	2,709

Total Restricted Cash	3,564	2,709

Property and Equipment - at Cost
Land	50,000	50,000
Building	6,498,459	6,498,459
Furniture & Fixtures	43,283	43,283
	6,591,742	6,591,742
Less: Accumulated Depreciation	(346,809)	(178,164)

Total Property and Equipment - at Cost	6,244,933	6,413,578

Other Assets
Organizational Costs, Net	66,566	71,720

Total Other Assets	66,566	71,720

Total Assets	$6,368,704	$6,528,306

See accountant’s report and notes to financial statements.

F-22

DAVENPORT HOUSING VII, L.P.

BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

	2011	2010

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities
Construction Note Payable	$-	$2,650,000
Accounts Payable	11,162	2,532
Accrued Interest	-	99,813
Accrued Real Estate Taxes	3,034	3,270
Management Fee Payable	468	416
Current Portion of Long Term Debt	8,862	8,368

Total Current Liabilities	23,526	2,764,399

Deposits & Prepayment Liabilities
Tenant Security Deposits Payable	3,787	2,987

Total Deposits & Prepayment Liabilities	3,787	2,987

Long Term Liabilities
Mortgage Notes Payable	557,688	566,057
Less: Current Portion	(8,862)	(8,368)
Asset Management Fee Payable	7,727	5,075
Due to Related Party	744,516	744,516

Total Long Term Liabilities	1,301,069	1,307,280

Total Liabilities	1,328,382	4,074,666

Partners’ Equity
Partners’ Equity	5,040,322	2,453,640

Total Liabilities and Partners’ Equity	$6,368,704	$6,528,306

See accountant’s report and notes to financial statements.

F-23

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010

Revenue
Rent Revenue	$110,179	$86,081
Vacancy Loss	-	(16,560)
Other Revenue	10,181	8,315
NSF, Late Fees & Other Revenue	349	301
Interest Income	30	15

Total Revenue	120,739	78,152
Expenses
Administrative	20,555	11,445
Utilities	23,315	30,983
Operating and Maintenance	32,404	12,404
Taxes and Insurance	14,571	10,363
Interest	107,412	96,585
Depreciation and Amortization	173,798	169,911

Total Expenses	372,055	331,691

Net Loss from Operations	(251,316)	(253,539)

Other Income and (Expenses)
Asset Management Fees	(2,652)	(2,575)

Total Other Income and (Expenses)	(2,652)	(2,575)

Net Loss	$(253,968)	$(256,114)

See accountant’s report and notes to financial statements.

F-24

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF CHANGES IN PARTNERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	General Partner	Limited Partners	Total Partners’ Equity

Balance - January 1, 2010	$351,033	$2,161,183	$2,512,216

Contributions by Members	-	197,538	197,538

Net Income (Loss)	(11)	(256,103)	(256,114)

Balance - December 31, 2010	$351,022	$2,102,618	$2,453,640

Contributions by Members	840,650	2,000,000	2,840,650

Net Income (Loss)	(12)	(253,956)	(253,968)

Balance - December 31, 2011	$1,191,660	$3,848,662	$5,040,322

See accountant’s report and notes to financial statements.

F-25

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010

Cash flows from operating activities:
Net Income	$(253,968)	$(256,114)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	173,798	169,911
(Increase) decrease in accounts receivable	(34)	(148)
(Increase) decrease in prepaid expenses	1,593	(1,593)
Increase (decrease) in accounts payable	8,631	(192,917)
Increase (decrease) in management fee payable	52	405
Increase (decrease) in accrued expenses	(100,049)	(55,744)
Increase (decrease) in security deposits payable	800	2,690
Total adjustments	84,791	(77,396)
Net cash provided (used) by operating activities	(169,177)	(333,510)

Cash flows from investing activities:
(Deposit) withdrawal security deposits	(855)	(2,709)
Purchases of property and equipment	-	(310,954)
Net cash provided (used) by investing activities	(855)	(313,663)

Cash flows from financing activities:
Net proceeds (repayment) construction note	(2,650,000)	106,400
Net proceeds (repayment) mortgage notes	(8,369)	319,963
Net proceeds (repayment) related party debt	2,652	27,262
Equity contributions	2,840,650	197,538
Net cash provided (used) by financing activities	184,933	651,163

Net increase (decrease) in cash and equivalents	14,901	3,990
Cash and equivalents, beginning of year	13,812	9,822

Cash and equivalents, end of year	$28,713	$13,812

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest Expense	$241,854	$140,464

See accountant’s report and notes to financial statements.

F-26

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE A - ORGANIZATION

Davenport Housing VII, L.P. (the Partnership) was formed October 17, 2005, as a limited partnership under the laws of the State of Iowa and shall continue until December 31, 2500 or until certain events as defined in the partnership agreement occur. The partnership was formed for the purpose of owning and operating a 20-unit apartment complex in Davenport, Iowa for residents with low or moderate income. Rehabilitation of the historic project was substantially completed and operations began in December 2009. Substantially all of the Partnership’s income is expected to be derived from the rental of its apartment units. All units within this project are expected to be subject to the contract restrictions regarding rental charges and other operating policies under the Low Income Housing Tax Credit Program.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Basis of Accounting

The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of statements of cash flows, cash and cash equivalents represent unrestricted cash and certificates of deposit with original maturities of 90 days or less. The carrying amount approximates fair value because of the short period to maturity of the instruments.

Cash and Other Deposits

The Partnership maintains its cash in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). Deposit accounts, at times, may exceed federally insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Tenant Receivables

Tenant receivables are recorded at the amount the Partnership expects to collect on balances outstanding at December 31, 2011 and 2010. Management closely monitors outstanding balances and writes off, as of year-end, all balances that are not collectible. Tenant accounts receivable are considered collectible in full, and accordingly, an allowance for doubtful accounts has not been provided.

F-27

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalization and Depreciation

Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations. The rental property is depreciated over estimated services lives as follows:

Buildings & Improvements	40 years	Straight-Line
Furnishings & Equipment	7 years	Straight-Line

Impairment of Long-Lived Assets

The Partnership has adopted Accounting Standards Codification 360-10-05-4, Accounting for the Impairment or Disposal of Long-Lived Assets. The Partnership reviews its investment in real estate for impairment whenever events or changes in circumstances indicate that the carrying value of such property may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the real estate to the future net undiscounted cash flow expected to be generated by the rental property including the low income housing tax credits and any estimated proceeds from the eventual disposition of the real estate. If the real estate is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the real estate exceeds the fair value of such property. There were no impairment losses recognized in 2011 or 2010.

Capitalized Interest

Interest costs of $115,689 were capitalized as part of the building costs.

Other Assets

Other assets consist of tax credit fees that have been capitalized. Tax credit fees are being amortized over a 15-year life using the straight-line method of amortization.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases. All rental property is rented under leases with terms of one year or less.

F-28

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes on Partnership income are levied on the partners at the partner level. Accordingly, all profits and losses of the Partnership are recognized by each partner on its respective tax return. The Partnership has adopted provisions of FASB Accounting Standards Codification Topic ASC 740-10 (previously Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes), on January 1, 2009. The implementation of this standard had no impact on the financial statements. As of both the date of adoption, and as of December 31, 2011, the unrecognized tax benefit accrual was zero. The Partnership will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense, if incurred. The Partnership is no longer subject to Federal tax examinations by tax authorities for years before 2006 and state examinations for years before 2006.

Accounting Standards Codification

The Financial Accounting Standards Board (“FASB ASC”) became the sole authoritative source of generally accepted accounting principles in the United States of America for periods ending after September 15, 2009. The FASB ASC incorporates all authoritative literature previously issued by a standard setter. Adoption of the FASB ASC has no effect on the Partnership’s financial position, results from operations, partners’ equity (deficit) or cash flows. References to the authoritative accounting literature in the notes to the financial statements are the FASB ASC references.

NOTE C - USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES

Replacement Reserve

Pursuant to the partnership agreements, the Partnership is required to establish a replacement reserve account. The Partnership is to deposit $300 per unit per year commencing the month after issuance of a certificate of occupancy. The deposits are to increase at a rate of 3 percent every 12 months. The replacement reserve is to be used for working capital needs, improvements, replacements, and other contingencies of the Partnership. Withdrawals from the replacement reserve require the Special Limited Partner’s signature for withdrawals over $750 and over an aggregate total of $4,000 for the year. As of December 31, 2011, the Partnership had not yet established the replacement reserve account.

F-29

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES (CONTINUED)

Tax and Insurance Escrow

Pursuant to the partnership agreement, the Partnership is required to maintain a tax and insurance escrow account. The escrow account is to be used to pay next year’s insurance premium payments and real estate taxes. Withdrawals from the tax and insurance escrow shall require the joint signature of the Special Limited Partner. As of December 31, 2011, the Partnership had not yet established the tax and insurance escrow.

Real Estate Tax Reserve

Pursuant to the terms of the partnership agreement, the Partnership is required to purchase a Certificate of Deposit in the amount of $25,000 from a banking institution. The funds shall be used to pay the increased real estate taxes upon expiration of the Urban Revitalization tax exemption. The reserve shall require the joint signature of the Special Limited Partner for any withdrawals. As of December 31, 2011, the Partnership had not yet established the real estate tax reserve.

Tenants’ Security Deposits

Tenants’ security deposits are held in a separate bank account in the name of the project. At December 31, 2011, this account was not funded in an amount equal to the security deposit liability.

NOTE E - LONG TERM DEBT

Construction Loan

The Partnership financed the construction of the project in part with a variable rate construction loan with Valley Bank in the amount of $2,650,000. The note was secured by a mortgage on property and equipment and unpaid principal and interest was due December 31, 2010. As of December 31, 2010, the entire available balance on the construction note had been withdrawn and the outstanding balance was $2,650,000. The balance was paid in full during 2011 from the receipt of syndication proceeds. As of December 31, 2011, the balance on the construction note was $0.

Permanent Financing

The project is now financed by a mortgage loan payable to Scott County Housing Council in the original amount of $296,064. The 5.75% loan is payable in monthly installments of principal and interest in the amount of $2,079 through the maturity date of January 2026 when a final balloon payment is due. Outstanding balances on the note were $283,688 and $292,057 as of December 31, 2011 and 2010, respectively. Accrued interest totaled $0 on the note as of December 31, 2011 and 2010.

F-30

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE E - LONG TERM DEBT (CONTINUED)

The project is also financed by a mortgage loan payable to the City of Davenport’s Home Investment Partnership (HOME) Program in the original amount of $274,000. The 0% loan is payable in annual installments of interest only in the amount of $6,850 through the maturity date of February 2026 when a final balloon payment is due. Outstanding balances on the note were $274,000 as of December 31, 2011 and 2010. Accrued interest totaled $0 on the note as of December 31, 2011 and 2010.

The apartment project is pledged as collateral for the mortgages. The mortgage loans are nonrecourse debt secured by deeds of trust on the related real estate.

The fair value of the mortgage notes payable are estimated based on the current rates offered to the project for debt of the same remaining maturities. At December 31, 2011, the fair value of the mortgages approximate the amount recorded in the financial statements.

Aggregate maturities of long-term debt for the next five years are as follows:

December 31, 2012	$8,862
2013	9,386
2014	9,940
2015	10,527
2016	11,148
and Thereafter	507,852

Totals	$557,688

NOTE F - MANAGEMENT FEES

Prior to 2010, the Partnership entered into a management agreement with Conlin Properties, Inc. to provide management services for the project. Under the terms of the agreement, the management company is to be paid management fees of 6% of gross rent receipts. Conlin Properties gave notice that it was terminating the management agreement for cause, effective March 2010. Pioneer Property Management replaced Conlin Properties, Inc. as the management company in 2010. Neither Conlin Properties, Inc. nor Pioneer Property Management are related in any form to any owners, either general or limited partners, of the Partnership.

During 2011 and 2010, $0 in management fees were paid to Conlin Properties, Inc. As of December 31, 2011 and 2010, management fees of $5,508 and $4,208 were paid to Pioneer Property Management, respectively. At December 31, 2011 and 2010, accrued management fees totaled $468 and $416, respectively.

F-31

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE G - RELATED PARTY TRANSACTIONS

Due from Related Party

As of December 31, 2011 and 2010, the Partnership was owed $24,746 from Davenport Housing V, L.P. for loan interest paid by the Partnership on behalf of the related project in a prior year. The Limited Partner in Davenport Housing V, L.P. is WNC Institutional Tax Credit Fund XIV, L.P., which is a related entity to the Limited Partner.

Due to Related Party

As of December 31, 2011 and 2010, the Partnership owed $744,516 and $744,516, respectively, to the Limited Partner for capital advances made to the Partnership during 2009.

Operating Deficit Loans

Pursuant to the partnership agreement, if at any time between when the first apartment unit is available and three consecutive months of breakeven operations, an operating deficit exists, the General Partner shall fund the operating deficit as to amount through operating deficit loans up to $61,214. All operating loans are to be repayable out of 50% of the available Net Operating Income or Sale or Refinancing Proceeds, as defined in the partnership agreement. There were no Operating Deficit Loans as of December 31, 2011.

Developer Fee

Developer fees of $180,000 to Signature Development Company have been capitalized as part of the building costs. Signature Development Company is an affiliate of Signature Holding Company, who was the previous administrative General Partner. The developer fees of $180,000 had been paid to Signature Development Company prior to 2009. During 2009, Signature Holding Company was removed as the administrative General Partner and replaced by Shelter Resource Corporation (see Note H). Shelter Resource Corporation assumed all rights and obligations of the General Partner and the developer.

Tax Credit Compliance Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative tax credit compliance fee of 40 percent of net operating income for ensuring compliance by the Partnership with all tax credit rules and regulations. No expense was incurred in 2011 and 2010.

Incentive Management Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative incentive management fee in the amount equal to 40% of net operating income for duties outlined in the partnership agreement. No expense was incurred in 2011 and 2010.

F-32

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE G - RELATED PARTY TRANSACTIONS (CONTINUED)

Asset Management Fee

Pursuant to the partnership agreement, the Limited Partner is to receive a cumulative asset management fee of $2,500 increasing annually at 3%. Asset management fees earned in 2011 and 2010 totaled $2,652 and $2,575, respectively. As of December 31, 2011 and 2010, cumulative unpaid fees under this agreement owed to the Limited Partner were $7,727 and $5,075, respectively.

NOTE H - PARTNERS’ EQUITY

Ownership
Partners	Percentages

General Partner – Shelter Resource Corporation	0.005%

Limited Partner – WNC Housing Tax Credit Fund VI, Series 13, Limited Partnership	99.980%

Class B Limited Partner – lowa Tax Credit Fund X, Limited Partnership	0.005%

Special Limited Partner – WNC Housing Limited Partnership	0.010%

Pursuant to the partnership agreement, the Limited Partner is to make capital contributions of $2,253,208. During 2011 and 2010, WNC Housing Tax Credit Fund VI, Series 13, Limited Partnership made capital contributions of $2,000,000 and $197,538, respectively. As of December 31, 2011, the Limited Partner had made capital contributions totaling $4,450,746. An amendment to the Partnership Agreement was executed in 2011 with the Limited Partner purchasing the additional federal low income housing tax credits in the amount of $2,268,952 and the federal historic credits for $221,471. This purchase of additional federal low income housing tax credits is included in the 2011 capital contributions amount.

Pursuant to the partnership agreement, Shelter Resource Corporation, the General Partner, is to make capital contributions of $985,000. As of December 31, 2011, Shelter Resource Corporation had made capital contributions totaling $840,650.

Pursuant to the partnership agreement, the Special Limited Partner is to make capital contributions of $226. As of December 31, 2011, the Special Limited Partner had made capital contributions totaling $226.

F-33

 DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE I - ADVERTISING

The partnership incurred advertising costs of $0 in 2011 and $289 in 2010. These costs are expensed in the financial statements as incurred.

NOTE J - LOW INCOME HOUSING TAX CREDITS

The following Housing Tax Credits are allocable to the Partnership during the Credit Period:

Year	Housing Tax Credits
2010	$420,809
2011	603,015
2012	603,015
2013	603,015
2014	603,015
2015	603,015
2016	603,015
2017	603,015
2018	603,015
2019	603,015
2020	182,206

TOTAL	$6,030,150

NOTE K - CONTINGENCY

The Project’s Low-Income Housing Credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period, could result in recapture of previously taken tax credits plus interest.

NOTE L - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership’s sole asset is the apartment complex. The Partnership’s operations are concentrated in the affordable housing real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the Partnership are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies. Such administrative directives, rules and regulations may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

F-34

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE M - SUBSEQUENT EVENTS

FASB Accounting Standards Codification Topic 855, Subsequent Events, addresses events which occur after the balance sheet date but before the issuance of financial statements. An entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that existed after the balance sheet date. Additionally, Topic 855 requires disclosure relative to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. Management evaluated the activity of Davenport Housing VII, L.P. through October 15, 2012, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

F-35

ACCOMPANYING INFORMATION

F-36

PAILET, MEUNIER and LeBLANC, L.L.P.

Certified Public Accountants

Management Consultants

INDEPENDENT AUDITORS’ REPORT ON INFORMATION

ACCOMPANYING THE BASIC FINANCIAL STATEMENTS

To the Partners

Davenport Housing VII, L.P.

Our audit of the 2011 financial statements presented in the preceding section of this report was for the purpose of forming an opinion on such financial statements taken as a whole. The accompanying information shown on the following pages is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the 2011 basic financial statements taken as a whole.

Metairie, Louisiana

October 15, 2012

3421 N. Causeway Blvd., Suite 701 • Metairie, LA 70002 • Telephone (504) 837-0770 • Fax (504) 837-7102

201 St. Charles Ave., Suite 2500 • New Orleans, LA 70170 • Telephone (504) 599-5905 • Fax (504) 837-7102

www.pmlcpa.com

Member of

I G A F P O L A R I S - A Global Association of Independent Firms • PCAOB – Public Company Accounting Oversight Board

AICPA: Center for Public Company Audit Firms (SEC) • Governmental Audit Quality Center • Private Companies Practice Section (PCPS)

F-37

DAVENPORT HOUSING VII, L.P.

SUPPLEMENTAL INFORMATION

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

A. SCHEDULES OF EXPENSES: ADMINISTRATIVE, UTILITIES, OPERATING AND MAINTENANCE, TAXES AND INSURANCE

	2011	2010
Administrative:
Management Fees	$5,508	$4,208
Accounting and Auditing	9,000	-
Advertising	1,734	289
Office Expenses	152	1,495
Telephone and Internet	4,012	2,162
Wages and Benefits	109	3,291
Miscellaneous Expenses	40	-
Total	$20,555	$11,445

Utilities:
Electricity	$9,154	$10,997
Cable/Satellite	3,371	3,632
Garbage Removal	55	-
Water & Sewer	6,751	5,836
Other Utilities	3,984	10,518
Total	$23,315	$30,983

Operating and Maintenance:
Maintenance and Repairs	$21,555	$9,228
Maintenance Salaries	5,774	-
Paint and Decorating	472	193
Exterminating	369	123
Snow Removal	1,000	1,593
Landscaping and Lawn Care	1,280	-
Elevator Maintenance	1,954	-
Miscellaneous Expenses	-	1,267
Total	$32,404	$12,404

Taxes and Insurance:
Real Estate Taxes	$8,823	$6,540
Property & Liability Insurance	5,748	3,823
Total	$14,571	$10,363

See accountant’s report and notes to financial statements.

F-38